UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ELECTRIC CITY CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1280 Landmeier Road

Elk Grove Village, Illinois 60007

April 30, 2004

Dear Fellow Stockholder:

      On behalf of the Board of Directors, I cordially invite you to attend the 2004 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, May 26, 2004 at the Best Western Hotel, 1600 Oakton Street, Elk Grove Village, Illinois 60007. The formal notice of the Annual Meeting appears on the following page.

      The attached Notice of Annual Meeting and Proxy Statement contain detailed information about the matters that we expect to act upon at the Annual Meeting.

      Please sign, date and specify your choices on the enclosed proxy card and promptly return it in the enclosed business reply envelope. This will help insure that your shares are represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting. If you attend the meeting, you may revoke your proxy and personally cast your vote.

      We look forward to seeing you at the Annual Meeting and urge you to return your proxy card as soon as possible.

Sincerely,

Electric City Corp.

/s/ John Mitola

John Mitola
Chief Executive Officer

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMMON STOCK PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
MISCELLANEOUS AND OTHER MATTERS
APPENDIX A
APPENDIX B

ELECTRIC CITY CORP.

1280 Landmeier Road
Elk Grove Village, Illinois 60007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 26, 2004

To the Stockholders of

          ELECTRIC CITY CORP.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Electric City Corp. will be held at the Best Western Hotel, 1600 Oakton Street, Elk Grove Village, Illinois 60007 at 10:00 a.m. local time, on Wednesday, May 26, 2004, for the following purposes:

1.	To elect six directors to our Board of Directors; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on April 20, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      The Board of Directors encourages you to complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage prepaid envelope, regardless of whether you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Robert J. Manning
Chairman of the Board of Directors

Elk Grove Village, Illinois

April 30, 2004

ELECTRIC CITY CORP.

1280 Landmeier Road
Elk Grove Village, Illinois 60007

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To be held Wednesday, May 26, 2004

      This proxy statement and the enclosed proxy card are being furnished to our stockholders in connection with the solicitation of proxies by the Board of Directors of Electric City Corp., a Delaware corporation (“Electric City” or the “Company”), for use at our Annual Meeting of Stockholders to be held at the Best Western Hotel, 1600 Oakton Street, Elk Grove Village, Illinois 60007 at 10:00 a.m. local time, on Wednesday, May 26, 2004, and any adjournments thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 30, 2004.

Solicitation

      The cost of this proxy solicitation will be borne by Electric City. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. Those banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by us for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest. In addition to soliciting proxies by mail, Electric City and its directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.

Record Date and Outstanding Shares

      Our Board of Directors fixed the close of business on April 20, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the close of business on the record date, we had 40,922,021 shares of Common Stock and 217,030 shares of Preferred Stock with voting rights as to certain matters outstanding. Each outstanding share of Common Stock on such date will be entitled to one vote on each matter to be voted on at the Annual Meeting, and each outstanding share of Preferred Stock will be entitled to one hundred votes on each matter, other than the election of directors, to be voted at the Annual Meeting.

Required Vote

      The affirmative vote of a majority of the shares of Common Stock voted in person or by proxy at the Annual Meeting is required to elect the nominees to the Board of Directors. Stockholders will not be allowed to cumulate their votes in the election of directors.

Quorum; Abstentions and Broker Non-Votes

      The required quorum for transaction of business at the Annual Meeting will be a majority of the total votes of the shares of Common Stock and Preferred Stock issued and outstanding as of the record date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will be taken into account in determining whether or not a quorum is present. Abstentions and broker non-votes, which occur when a broker has not received customer instructions and indicates that it does not have the discretionary authority to vote on a particular matter on the proxy card, will be included in determining the presence of a quorum at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the vote for the election of directors.

Voting of Proxies; Revocability of Proxies

      Our Board of Directors selected Jeffrey R. Mistarz and Denis Enberg, the persons named as proxies on the proxy card accompanying this proxy statement, to serve as proxy. Mr. Mistarz is our executive vice president, chief financial officer, treasurer and assistant secretary and Mr. Enberg is our senior vice president of engineering. The shares of Common Stock represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, the proxy will be voted in accordance with the recommendations of the Board of Directors contained in this proxy statement. Members of the Company’s management intend to vote their shares in favor of the proposal.

      You can revoke a proxy you have given at any time before the shares it represents are voted by giving our secretary either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, you may change or revoke a previously executed proxy by voting in person at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

Annual Report to Stockholders

      We are simultaneously furnishing to you with this proxy statement our Annual Report to Stockholders for the fiscal year ended December 31, 2003, which contains financial and other information pertaining to us.

PROPOSAL 1

ELECTION OF DIRECTORS

      At the Annual Meeting, six nominees to the Board of Directors will be elected to hold office for a one year term ending at our 2005 Annual Meeting of stockholders or until their respective successors are duly elected and qualified. All nominees listed below are currently members of our Board of Directors and have consented to being named in this proxy statement and to serve as directors, if elected. If, at the time of the Annual Meeting, any nominee becomes unavailable or declines to serve as a director for any reason, the persons named in the proxy will vote for the substitute nominee(s) as the Board of Directors recommends, or vote to allow the vacancy created by the nominee who is unable or declines to serve to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve if elected to office.

      The number of directors has been set at 12 by resolution of the Board. On September 7, 2001, we closed on an issuance of our Series A Convertible Preferred Stock (“Series A Preferred Stock”) with five investors. With respect to this issuance, we entered into a Stockholders Agreement with the investors that provided (among other things) the investors the right to elect up to (i) four directors for so long as at least 800,000 shares of Series A Preferred Stock remained issued and outstanding, (ii) three directors for so long as at least 600,000 but less than 800,000 shares of Series A Preferred Stock remained issued and outstanding, (iii) two directors for so long as at least 400,000 but less than 600,000 shares of Series A Preferred Stock remained issued and outstanding and (iv) one director for so long as at least 200,000 but less than 400,000 shares of Series A Preferred Stock remained issued and outstanding.

      On June 4, 2002, we closed on an issuance of Series C Convertible Preferred Stock with an individual and amended the Stockholders Agreement to include the Series C Preferred Stockholder’s participation in the Stockholders Agreement. Shares of Series C Preferred Stock were included with the Series A Preferred Stock in determining the number of directors the holders thereof could elect.

      On June 27, 2003, we closed on an issuance of our Series D Convertible Preferred Stock with a group of investors. These holders did not have a right to vote with the Series A Preferred Stock and Series C Preferred Stock in choosing directors.

      On March 19, 2004, we entered into a Redemption and Exchange Agreement with the holders of our outstanding Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (collectively, the “Existing Preferred Stock”) under which we agreed to redeem 538,462 shares of Existing Preferred Stock (the “Redemption”) and to exchange shares of our newly authorized Series E Convertible Preferred Stock (the “Series E Preferred”) for all remaining outstanding shares of Existing Preferred Stock on a 1 for 10 basis (one share of Series E Preferred exchanged for 10 shares of Existing Preferred Stock). The holders of the Series E Preferred Stock have the right to elect up to (i) four directors for so long as at least 90,000 shares of Series E Preferred Stock remain issued and outstanding, (ii) three directors for so long as at least 65,000 but less than 90,000 shares of Series E Preferred Stock remain issued and outstanding, (iii) two directors for so long as at least 45,000 but less than 65,000 shares of Series E Preferred Stock remain issued and outstanding and (iv) one director for so long as at least 20,000 but less than 45,000 shares of Series E Preferred Stock remain issued and outstanding. If less than 20,000 shares of Series E Preferred Stock remain issued and outstanding, unless otherwise provided by law, each holder of record of Series E Convertible Preferred Stock has the right to vote on an as-converted basis together with the holders of Common Stock on all matters on which holders of Common Stock are entitled to vote, including the election of directors.

      On April 20, 2004, the preferred stockholders held 217,030 shares of the Series E Preferred Stock. Accordingly, the holders of the Series E Preferred Stock are entitled to elect up to four directors (out of 12) to our board. Except for the election of directors nominated by our Board of Directors for election, holders of the Series E Preferred Stock are entitled to vote with the holders of our Common Stock on an as-converted basis on all matters on which our holders of Common Stock are entitled to vote.

NOMINEES FOR DIRECTOR

      The following table presents the names of the nominees for the office of director, as well as certain information about them. As of the date of this filing, the Board of Directors has not nominated any individuals for the two vacant director positions.

			Served as
Name	Age	Position Held with the Company	Director Since

John P. Mitola	39	Chief Executive Officer and Director	1999
Robert J. Manning	61	Chairman of the Board of Directors and Director(2)(3)	2000
David R. Asplund	46	Director(3)	2002
John C. Bukovski	61	Director(1)	2004
Gerald A. Pientka	48	Director(1)(2)	2000
Michael S. Stelter	47	Director	1998

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

(3)	Member of our Governance and Nominating Committee

DIRECTORS APPOINTED AND ELECTED BY THE HOLDERS OF OUR

SERIES E CONVERTIBLE PREFERRED STOCK

      The following table presents the names of the directors appointed and elected by the holders of our Series E Preferred Stock, as well as certain information about them. This information, as well as the informational disclosures regarding each, is presented for information purposes only. These holders are entitled to appoint and elect one additional director (for a total of 4 directors) which position is vacant as of April 20, 2004.

			Served as
Name	Age	Position Held with the Company	Director Since

Frederic F. Brace	46	Director	2001
Felicia A. Ferguson	44	Director(3)	2004
Robert D. Wagner, Jr.	62	Director(1)(2)	2001

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

(3)	Member of our Governance and Nominating Committee

Nominees for Election

      John P. Mitola has been one of our directors since November 1999 and has been our chief executive officer since January 2000. From August 1993 until joining us, Mr. Mitola was with Unicom Thermal Technologies (now Exelon Thermal Technologies), Unicom (now Exelon) Corporation’s largest (at that time) unregulated subsidiary, serving most recently as vice president and general manager. Mr. Mitola led the growth of Unicom Thermal through the development of Unicom Thermal’s NorthwindTM ice technology and through thermal energy joint ventures between Unicom Thermal and several leading electric utility companies across North America. Prior to his appointment at Unicom Thermal, Mr. Mitola was director of business development for Commonwealth Edison Company, the local electric utility serving Chicago, Illinois and the northern Illinois region. Since April 2003, Mr. Mitola has also served as the chairman of the Illinois State Toll Highway Authority, appointed by the Governor of Illinois.

      David R. Asplund was nominated to our Board of Directors during June 2002. Mr. Asplund is, and has been, the founder and President of Delano Group Securities, LLC since October 1999. From March 1995 through October 1999, Mr. Asplund was employed by Bear, Stearns and Company, Inc., serving as a Senior Managing Director from July 1997 until October 1999.

      John C. Bukovski has been one of our directors since January 2004. From January 1992 until his retirement in January 2002, Mr. Bukovski was the Senior Vice President and Chief Financial Officer of Commonwealth Edison Company, the largest subsidiary of Unicom (now Exelon) Corporation. During his thirty-seven year career with Commonwealth Edison Mr. Bukovski held a variety of management positions within the company. During the 1990’s Mr. Bukovski served on the Board of Directors of Northwestern Memorial Hospital in Chicago Illinois.

      Robert J. Manning has been one of our directors since May 2000 and Chairman of our Board of Directors since January 2001. Mr. Manning is a co-founder and a member of Groupe Manning LLC. From April 1997 until his retirement in January 2000, Mr. Manning served as executive vice president of Unicom (now Exelon) Corporation and its largest subsidiary, Commonwealth Edison Company, where his responsibilities included managing the sale of Commonwealth Edison’s fossil generating fleet. During his thirty-five year career at Unicom, Mr. Manning was involved in all aspects of electric generation, consumer service and transmission and distribution operations.

      Gerald A. Pientka has been one of our directors since May 2000. Mr. Pientka is currently, and has been since September 2003, a Principal of Verus Partners, a real estate development company located in Chicago, Illinois. Prior to this, from May 1999 through March 2003, Mr. Pientka was President of Higgins Development Partners, LLC (the successor to Walsh, Higgins & Company), a national real estate development company controlled by the Pritzker family interest. From May 1992 until May 1999, Mr. Pientka served as President of Walsh, Higgins & Company. Mr. Pientka is also a member of Leaf Mountain Company, LLC, which is a holder of shares of our Series E Convertible Preferred Stock.

      Michael S. Stelter is one of our co-founders and has been one of our directors since our incorporation in June 1998. Currently, Mr. Stelter is employed by and a part owner of Switchboard Apparatus, Inc., which was divested by Electric City effective May 31, 2003. Since joining our organization in December 1997, through May 2003 Mr. Stelter served as our Vice President of Switchgear Sales. Mr. Stelter was our Corporate Secretary from June 1998 until October 2000. From 1986 until May 1999, Mr. Stelter served as Vice President of Marino Electric.

DIRECTORS APPOINTED AND ELECTED BY THE HOLDERS OF OUR

SERIES E CONVERTIBLE PREFERRED STOCK

      Frederic F. Brace has been one of our directors since October 2001 and is an appointee of the holders of our Series E Convertible Preferred Stock. Mr. Brace is, and has been, the Executive Vice President and Chief Financial Officer of UAL Corporation, the parent of United Airlines since August 2002. From September 2001 through July 2002, Mr. Brace was Senior Vice President and Chief Financial Officer of UAL Corporation. From July 1999 through September 2001, Mr. Brace was Senior Vice President and Treasurer of United Airlines and its Vice President of Finance from October 1996 through July 1999.

      Felicia A. Ferguson has been one of our directors since February 2004 and is an appointee of the holders of our Series E Convertible Preferred Stock. Ms. Ferguson is the Managing Director of Cinergy Ventures, LLC, the private equity investment unit of Cinergy Corp. Prior to becoming the Managing Director, Ms. Ferguson was Vice President and Chief Financial Officer of Cinergy’s Power Technology and Infrastructure Services business unit, which was responsible for investments in non-regulated domestic energy infrastructure services businesses. Ms. Ferguson has also held management positions in finance, accounting, information technology, and investor relations at Cinergy Corp. Besides Electric City, Ms. Ferguson is the Chairman of the Board of Reliant Services, Inc.

      Robert D. Wagner, Jr. has been one of our directors since October 2001 and is an appointee of the holders of our Series E Convertible Preferred Stock. Mr. Wagner is currently a principal and advisory director of Rivington Capital Advisors, LLC, which provides advisory services and private equity and debt placements for independent oil and gas producers. From May 1999 to March 2001, he served as a Managing Director of

Arthur Andersen’s Global Energy Corporate Finance Group. Prior to joining Arthur Andersen, from July 1998 to April 1999 Mr. Wagner was a Managing Director and Partner of M2 Capital Partners, a merchant banking firm specializing in private equity investment and financial advisory services for independent oil and gas producers. From 1989 to June 1998, Mr. Wagner was a Managing Director of Bankers Trust/ BT Alex Brown in their Energy Corporate Finance Group. Prior to his employment with Bankers Trust/ BT Alex Brown, Mr. Wagner was Executive Vice President of First City National Bank of Houston’s energy division, and later, the special loans division. Mr. Wagner also serves as director of Comfort Systems USA, Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR THE OFFICE OF DIRECTOR.

Director Attendance

      During the fiscal year ended December 31, 2003, the Board of Directors held eight formal meetings. In addition, there were five meetings of the Audit Committee and two meetings of the Compensation Committee. During 2003, all members of the Board of Directors attended at least 75% of the total of all board meetings and applicable committee meetings except Mr. Brace and Mr. Kushman, who each attended 50% of such meetings they were eligible to attend. We encourage our Board members to attend our Annual Meeting, but we do not have a formal policy requiring attendance. All but one of our Board members attended last year’s Annual Meeting.

Compensation of Directors

      Effective April 1, 2000, the Company adopted a stock option plan for all non-employee directors, which is separate and distinct from the 2001 Stock Incentive Plan described under “Stock Options and Incentive Compensation”. The directors’ stock option plan provides that eligible directors receive an initial option grant upon being appointed to our Board of Directors to purchase 75,000 shares of our Common Stock, and a grant of options to purchase and additional 25,000 shares on each anniversary of their appointment to the Board if they are still a member of the Board of Directors on such anniversary date. These options have an exercise price equal to the greater of the closing price of our Common Stock on the grant date, or $1.00, and a term of ten years. These options vest in three equal amounts, beginning on the grant date and on each of the next two anniversaries of the grant date, if the individual is still a member of the Board of Directors on such anniversary date.

      The Company granted options to purchase 200,000 shares under the directors’ stock option plan during 2003, and options to purchase 983,335 shares were outstanding under this plan as of December 31, 2003.

      Directors who are also employees of the Company receive no additional compensation for their services as directors. Directors who are not employees of the Company, in addition to stock options, are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at the meetings.

Committees of the Board of Directors

      The Board of Directors has an Audit Committee, Compensation Committee and a Governance and Nominating Committee.

      The Audit Committee, which is composed entirely of non-employee, independent directors, held five meetings during 2003. Each of the members of the Audit Committee attended all of the meetings of the Committee held in 2003. The Audit Committee meets periodically and separately in executive sessions with management and the independent auditors to review the activities of each. The Audit Committee possesses and may exercise the powers of the Board of Directors relating to accounting, auditing, and financial reporting matters of the Corporation, except when such powers are by statute or the Articles of Incorporation or Bylaws reserved to the full Board or delegated to another committee of the Board. The Audit Committee reports regularly to the full Board on these matters. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Corporation’s independent auditors. Among other duties, the Audit Committee:

•	selects the independent auditors

•	pre-approves all audit and non-audit services provided to the Corporation by the independent auditors

•	monitors the independence of the independent auditors

•	reviews and approves:

•	the scope and timing of work to be performed by the independent auditors

•	compensation to be paid to the independent auditors

•	financial accounting and reporting principles used by the Corporation

•	results of the audit and the report of the independent auditors

•	transactions involving the Company and its officers, directors, affiliates and significant stockholders

•	discusses the Corporation’s annual audited financial statements and quarterly financial statements with management and the independent auditors

•	considers allegations made, if any, of possible financial fraud or other financial improprieties

•	prepares an Audit Committee report as required by the SEC to be in this proxy statement

      The Audit Committee’s current members are directors Robert Wagner, Jr. (Committee Chairman) John Bukovski and Gerald Pientka. Our Board of Directors has determined that Mr. Bukovski qualifies as an “Audit Committee financial expert” as defined in Item 401(h) of SEC Regulation S-K. The Board also believes that Messrs. Bukovski, Pientka and Wagner are independent directors as defined by Section 121(A) of The American Stock Exchange listing standards. The Board of Directors adopted an Audit Committee Charter effective April 19, 2000, which was amended effective January 31, 2001 to combine the Conflicts Committee with the Audit Committee. A copy of the Audit Committee’s charter is appended to this proxy statement.

      The Compensation Committee, which is composed of Robert Wagner, Jr. (Committee Chairman), Robert Manning, and Gerald Pientka, was formed on January 31, 2001 upon the Board of Directors’ adoption of a Compensation Committee Charter. The Compensation Committee held two meetings during 2003 which were attended by all members. The Compensation Committee’s responsibilities are to:

•	review and recommend to the Board of Directors the annual salary, bonus, stock options and other benefits of the Company’s senior executives

•	review executive compensation programs and the administration thereof

•	plan for executive development and succession

•	review expense accounts and fringe benefits of executive management

•	administer the Company’s stock option and stock incentive programs

•	review and recommend to the Board of Directors, the compensation of members of the Board of Directors.

      The Governance and Nominating Committee, which is composed of David Asplund, Robert Manning, and Felicia Ferguson, was formed on April 7, 2004 upon the Board of Directors’ adoption of a Governance and Nominating Committee Charter. A copy of the Governance and Nominating Committee’s charter is appended to this proxy statement. The Board believes that Messrs. Asplund and Manning and Ms. Ferguson are independent directors as defined by Section 121(A) of The American Stock Exchange listing standards. Prior to the establishment of the Governance and Nominating Committee the recruitment and selection of candidates for Board of Directors was handled by the Compensation Committee. The Governance and

Nominating Committee held no meetings in 2003. The Governance and Nominating Committee’s responsibilities are to:

•	develop and recommend to the Board of Directors, policies and processes designed to provide for effective and efficient governance;

•	plan Board education activities, including new member orientation;

•	evaluate the size and composition of the Board of Directors, develop criteria for membership on the Board of Directors, and evaluate the independence of existing and prospective directors, and make recommendations to the Board concerning such matters;

•	seek and evaluate qualified individuals to become directors;

•	evaluate the nature, structure and composition of other committees of the Board of Directors and make recommendations to the Board concerning such matters; and

•	assess the performance of the Board of Directors.

Selection of Board Nominees

      Our newly formed Governance and Nominating Committee will be responsible for identifying and evaluating Board candidates using one or more informal processes deemed appropriate for the circumstances. All of our directors and executive officers play a significant role in bringing potential candidates to the attention of the Committee. Last year, Mr. Manning recommended John C. Bukovski to the Committee. Mr. Bukovski became a member of the Board on January 28, 2004 and is standing for reelection at this meeting. A determination of whether to pursue discussions with a particular individual will be made after discussion by the Committee and may be preceded by formal or informal discussions involving one or all of the other Board members. Information considered by the Committee may include information provided by the candidate, the chief executive officer and one or more Committee or Board members. The Committee seeks candidates whose qualifications, experience and independence complement those of existing Board members. Board candidates are expected to possess high personal and professional ethics, integrity and values, relevant business experience and be committed to representing the long-term interests of all stockholders. They are also expected to have an inquisitive and objective perspective, practical wisdom and good judgment.

      Once appropriate candidates have been identified, the Committee will recommend nominations to our Board. Our Governance and Nominating Committee has not adopted a policy or procedure for the consideration of director candidates recommended by stockholders. Our Board does not recall an instance in which a Stockholder (other than a Stockholder serving as an officer or director) has recommended a director candidate; however the Governance and Nominations Committee will consider all timely Stockholder recommendations. For the 2005 Annual Meeting of Stockholders, nominations may be submitted to the Office of the Secretary, Electric City Corp., 1280 Landmeier Road, Elk Grove Village, IL 60007-2410, which will forward them to the Chairman of the Governance and Nominating Committee. Recommendations must be in writing, must specify the candidate’s qualifications for serving as a director and must be received by the Company not later than February 1, 2005, in order for nominees to be considered for election at our 2005 Annual Meeting of Stockholders.

Stockholder Communications with the Board of Directors

      The Company’s Annual Meeting provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with directors on matters relevant to the Company. In addition, stockholders may, at any time, communicate with any of the Company’s directors by sending a written communication to such director c/o the Company’s Secretary at 1280 Landmeier Road, Elk Grove Village, IL 60007-2410.

      All communications by stockholders or other interested parties addressed to the Board will be sent directly to Board members. While the Corporation’s Corporate Secretary may review, sort, and summarize these communications, all direct communications will be presented to the non-management Directors unless there is instruction from them to “filter” such communications (and in such event, any communication that has been filtered out will be made available to any non-management director who wishes to review it).

Proposals of Stockholders for Next Year’s Meeting

      Stockholders may present proper proposals for inclusion in the proxy statement for our next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be included in the proxy statement for our next annual meeting, stockholder proposals must be received by us no later than December 15, 2004, and must otherwise comply with the requirements of the applicable SEC rules. Notice of intention to present proposals at next year’s annual meeting must be addressed to Chief Financial Officer, Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007. Any Stockholder proposal to be considered at our 2005 Annual Meeting of Stockholders, but not included in the proxy materials, must be submitted to the Company’s Corporate Secretary by February 14, 2005, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal. The persons appointed as proxies may also exercise their discretionary voting authority with respect to stockholder proposals submitted prior to February 14, 2005, unless the proponent otherwise complies with the requirements of the Commission’s Rule 14a-4 or Rule 14a-8.

Code of Conduct and Business Ethics

      The Company has a Code of Conduct and Business Ethics which is applicable to all of the Company’s officers, directors and employees. The Code of Ethics is available on our website under the heading “Investors” and subheading “Corporate Governance” (www.elccorp.com). We intend to post amendments to or waivers from the Code of Ethics which are applicable to the Company’s directors, principal executive officer and principal financial officer at this location on our website.

EXECUTIVE OFFICERS

      The table below identifies our executive officer who is not identified in the table under “Nominees For Director.”

Name	Age	Position Held with the Company

Jeffrey R. Mistarz	46	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

      Jeffrey R. Mistarz has been our chief financial officer since January 2000, our treasurer since October 2000, an executive vice president since November 2002 and our assistant secretary since February 2003. From January 1994 until joining us, Mr. Mistarz served as chief financial officer for Nucon Corporation, a privately held manufacturer of material handling products and systems, responsible for all areas of finance and accounting, managing capital and stockholder relations. Prior to joining Nucon, Mr. Mistarz was with First Chicago Corporation (now Bank One Corporation) for 12 years where he held several positions in corporate lending, investment banking and credit strategy.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following tables list certain information, as of April 15, 2004, regarding the beneficial ownership of our outstanding Common Stock by (1) each of our directors and named executive officers, (2) the persons known to us to beneficially own greater than 5% of each class of our voting securities and (3) our directors and executive officers, as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, (1) the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them and (2) the address of each person listed in the following table (unless otherwise noted) is c/o Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410.

Common Stock

			Common
			Shares	Common		Common
			Issuable upon	Shares		Shares
	Common		Conversion of	Issuable upon		Issuable upon
	Shares		Preferred	Exercise of		Exercise of
Name	Directly Held		Stock(1)	Warrants		Options(2)		Total	%

Directors, Executive Officers and 5% Holders
David Asplund	4,574		300,500	52,173	(3)	91,667		448,914	1.085%
Frederic F. Brace	—		—	—		116,667		116,667	*
John Bukovski	—		—	—		25,000		25,000	*
Cinergy Ventures II(4)	73,199		3,119,400	834,375	(5)	50,000	(6)	4,076,974	9.075%
DYDX Consulting LLC(7)	2,491,954	(8)	—	—		947,546	(9)	3,439,500	8.215%
Felicia Ferguson(22)	—		—	—		—		—	*
Richard P. Kiphart(10)	563,594		7,261,500	1,259,128	(11)	—		9,084,222	18.373%
Nikolas Konstant	2,491,954	(8)	—	—		947,546	(9)	3,439,500	8.215%
Kevin Kushman(22)	—		—	—		—	(6)	—	*
Leaf Mountain Company, LLC(12)	420,122		2,156,200	421,875		—		2,998,197	6.892%
Robert J. Manning	2,000		—	—		141,667		143,667	*
Joseph C. Marino	6,615,016	(13)	—	—		2,150,000	(14)	8,765,016	20.350%
Jeffrey R. Mistarz	9,200		—	—		311,112		320,312	*
John P. Mitola	9,750	(15)	—	—		1,250,000		1,259,750	2.987%
CIT Capital Securities, Inc.(16)	80,217		3,347,300	4,064,830	(17)	—		7,492,347	15.501%
Newcourt Capital USA, Inc.(16)	80,217		3,347,300	4,064,830	(17)	—		7,492,347	15.501%
Gerald A. Pientka(18)	22,000		—	—		133,333		155,333	*
Pino Manufacturing, LLC(13)	6,224,352		—	—		1,700,000		7,924,352	18.592%
Security Benefit Group	6,000,000		—	1,750,000		—		7,750,000	18.162%
SF Capital Partners Ltd.(19)	471,276		2,404,200	—	(20)	—		2,875,476	6.637%
Michael S. Stelter	1,044,252		—	—		—		1,044,252	2.552%
Robert D. Wagner, Jr.	—		—	—		116,667		116,667	*
All directors and executive officers as a group (10 persons)**	1,091,776		300,500	52,173		2,186,113		3,630,562	8.354%

*	Denotes beneficial ownership of less than 1%.

**	Eliminates duplication

Series E Convertible Preferred Stock(21)

		Series E
		Shares
	Series E	Issuable upon
	Shares	Exercise of
Name	Directly Held	Warrants	Total	% of Class

Directors, Executive Officers and 5% Holders
David Asplund	3,005	94	3,099	1.427%
Augustine Fund, L.P.	14,869	—	14,869	6.851%
Frederic F. Brace	—	—	—	—
John Bukovski	—	—	—	—
Cinergy Ventures II(4)	31,194	1,500	32,694	14.961%
Felicia Ferguson	—	—	—	—
Richard P. Kiphart(10)	72,615	1,312	73,927	33.858%
Kevin Kushman	—	—	—	—
Leaf Mountain Company, LLC(12)	21,562	—	21,562	9.935%
Robert J. Manning	—	—	—	—
Jeffrey R. Mistarz	—	—	—	—
John P. Mitola	—	—	—	—
CIT Capital Securities, Inc.(16)	33,473	—	33,473	15.423%
Newcourt Capital USA, Inc.(16)	33,473	—	33,473	15.423%
Gerald A. Pientka(19)	—	—	—	—
SF Capital Partners Ltd.(19)	24,042	750	24,792	11.384%
Michael S. Stelter	—	—	—	—
Robert D. Wagner, Jr.	—	—	—	—
All directors and executive officers as a group (10 persons)**	3,005	94	3,005	1.427%

*	Denotes beneficial ownership of less than 1%.

**	Eliminates duplication

(1)	Represents shares of Common Stock issuable upon conversion of the Series E Convertible Preferred Stock.

(2)	Represents options to purchase Common Stock exercisable within 60 days.

(3)	Includes shares of Common Stock issuable upon exercise of a warrant to purchase 94 shares of Series E Convertible Preferred Stock, which would be convertible into 9,400 shares of Common Stock.

(4)	Cinergy Technologies, Inc. is a wholly-owned subsidiary of Cinergy Corp. and is also the sole member of Cinergy Ventures II, LLC. The business address of Cinergy Ventures II, LLC is 139 East Fourth Street, Cincinnati, Ohio 45202.

(5)	Includes shares of Common Stock issuable upon exercise of a warrant to purchase 1,500 shares of Series E Convertible Preferred Stock, would be convertible into 150,000 shares of Common Stock.

(6)	Reflects stock options awarded to Kevin Kushman, a former director of the Company, pursuant to the Directors’ Stock Option Program. The policies of Cinergy Ventures II, who is Mr. Kushman’s employer, provide that director compensation be paid to the company rather than to the individual.

(7)	The business address of DYDX Consulting, LLC (“DYDX”) is 221 N. LaSalle Street, Suite 3900, Chicago, Illinois 60601.

(8)	Includes 2,491,954 shares of Common Stock held of record by DYDX. Mr. Konstant holds a 100% membership interest in DYDX and, in such capacity, has sole voting and investment power with respect to the shares of Common Stock held by DYDX and, therefore, is deemed to be the beneficial owner of these shares.

(9)	Includes options to acquire 947,546 shares of Common Stock at $1.10 per share held by DYDX.

(10)	The business address of Mr. Kiphart is c/o William Blair & Company, LLC, 222 W. Adams Street, Chicago, Illinois 60606.

(11)	Includes shares of Common Stock issuable upon exercise of a warrant to purchase 1,312 shares of Series E Convertible Preferred Stock, which would be convertible into 131,200 shares of Common Stock.

(12)	The business address of Leaf Mountain Company, LLC is 190 South LaSalle Street, Suite 1700, Chicago, IL 60603.

(13)	Includes 6,224,352 shares of Common Stock held of record by Pino Manufacturing, LLC (“Pino”). Mr. Marino holds a 100% membership interest in Pino and, in such capacity, has sole voting and investment power with respect to the shares of Common Stock held by Pino and, therefore, is deemed to be the beneficial owner of these shares.

(14)	Includes options to acquire 1,700,000 shares of Common Stock at $1.10 per share held by Pino. In addition, Mr. Marino holds options to acquire 450,000 shares of Common Stock at $3.50 per share, which he received as our Chairman prior to his resignation in December 2000.

(15)	In December 2002, Mr. Mitola gifted approximately 40,000 shares of Common Stock to his wife and children now held in accounts in which Mr. Mitola does not own or control.

(16)	CIT Capital Securities, Inc. (formerly named Newcourt Capital Securities, Inc.) is a wholly owned subsidiary of Newcourt Capital USA, Inc. Accordingly, Newcourt Capital USA is deemed to be the beneficial owner of shares held by CIT Capital Securities. The business address of Newcourt Capital USA, Inc. is 1211 Avenue of the Americas, 22nd Floor, New York, New York 10036.

(17)	Includes warrants to acquire 3,314,830 shares of Common Stock at an initial exercise price of $1.00 per share held by CIT Capital Securities, Inc.

(18)	Mr. Gerald Pientka, who is one of our directors, is also a member of Leaf Mountain Company, LLC.

(19)	SF Capital Partners, Ltd. is a British Virgin Island company. Staro Asset Management, L.L.C., a Wisconsin limited liability company, acts as investment manager and has sole power to direct the management of SF Capital Partners. Through Staro Asset Management, Mr. Michael A. Roth and Brian J. Stark possess sole voting and dispositive power over all shares owned by SF Capital Partners. The business address for Staro Asset Management, LLC is 3600 South Lake Drive, St. Francis, WI 53235.

(20)	SF Capital owns warrants to purchase 642,188 shares of Common Stock and a warrant to purchase 750 shares of Series E Convertible Preferred Stock, which would be convertible into 75,000 shares of Common Stock. These warrants contain provisions known as “exercise caps” which prohibit the holder of the warrants (and its affiliates) from exercising such warrants to the extent that giving effect to such exercise, such holder would beneficially own in excess of 4.999% and 9.999% of the Company’s outstanding Common Stock, as the case may be. The holder can waive the 4.999% limit, but such waiver will not become effective until the 61st day after such notice is delivered to the Company, and these limits will not restrict the number of shares of Common Stock which a holder may receive or beneficially own in order to determine the amount of securities or other consideration that such holder may receive in the event of a merger or other business combination or reclassification involving the Company. The table set forth above reflects the operation of such exercise caps in that we have not included 717,188 shares of Common Stock issuable pursuant to such warrants as SF Capital has advised us that it does not beneficially own such shares due to the fact that it cannot exercise its right to purchase these shares at this time. In the absence of such caps, SF Capital would be able to purchase all the shares issuable upon exercise of these warrants and would have a beneficial ownership percentage of 8.157%.

(21)	The Series E Convertible Preferred Stock has the right to elect up to four directors depending on the number of shares of Series E Convertible Preferred Stock outstanding at any time (as adjusted for stock splits, stock combinations and the like) as follows:

•	for so long as at least 90,000 shares of Series E Convertible Preferred Stock remain issued and outstanding, holders of Series E Convertible Preferred Stock, voting as a single class, will be entitled to elect four directors;

•	for so long as at least 65,000 but less than 90,000 shares of Series E Convertible Preferred Stock remain issued and outstanding, holders of Series E Convertible Preferred Stock, voting as a single class, will be entitled to elect three directors;

•	for so long as at least 45,000 but less than 65,000 shares of Series E Convertible Preferred Stock remain issued and outstanding, the holders of Series E Convertible Preferred Stock, voting as a single class, will be entitled to elect two directors; and

•	for so long as at least 20,000 but less than 45,000 shares of Series E Convertible Preferred Stock remain issued and outstanding, the holders of Series E Convertible Preferred Stock, voting as a single class, shall be entitled to elect one director.

Except for the election of directors or as otherwise provided by law, the Series E Convertible Preferred Stock is entitled to vote with the holders of our Common Stock on an as-converted basis on all matters on which our holders of Common Stock are entitled to vote. However, if less than 20,000 shares of Series E Convertible Preferred Stock remain issued and outstanding, unless otherwise provided by law, each holder of record of Series E Convertible Preferred Stock has the right to vote on an as-converted basis together with the holders of Common Stock on all matters on which holders of Common Stock are entitled to vote, including the election of directors.

Our Board of Directors has fixed by resolution the number of directors at 12. As of February 29, 2004, the holders of our Series E Convertible Preferred Stock had appointed three of the four directors they are entitled to appoint. At our Annual Meeting of Stockholders held on September 24, 2003, our six director nominees were elected by a majority of the votes cast. There are currently three vacancies on our Board of Directors, of which one is reserved for appointment by the holders of our Series E Convertible Preferred Stock.

Holders of Series E Convertible Preferred Stock also have the following approval rights with respect to certain actions of the Company:

•	For so long as any shares of Series E Convertible Preferred Stock remain issued and outstanding we cannot, without approval of at least 75% of the shares of Series E Convertible Preferred Stock then outstanding:

•	enter into any agreement that would restrict our ability to perform under the Series E Securities Redemption and Exchange Agreement;

•	amend our Certificate of Incorporation or bylaws in any way that could adversely affect, alter or change the rights, powers or preferences of the Series E Convertible Preferred Stock;

•	engage in any transaction that would impair or reduce the rights, powers or preferences of the Series E Convertible Preferred Stock as a class;

•	sell control of the Company or sell all or substantially all of the assets of the Company or merge with or into another company, or liquidate the Company (provided that if less than 45,000 shares of the Series E Convertible Preferred Stock are then outstanding and the then holders of Series E Convertible Preferred Stock refused to consent to such a transaction, we may at our option, in connection with consummating such transactions, redeem all, but not less than all, of such Series E Convertible Preferred Stock at a redemption price per share equal to the amount the Series E Convertible Preferred Stock would receive upon a liquidation); or

•	change the authorized number of directors of our Board of Directors.

•	For so long as at least 90,000 shares of Series E Convertible Preferred Stock remain issued and outstanding we cannot, without the approval of at least 66 2/3% of the shares of Series E Convertible Preferred Stock then outstanding:

•	authorize or issue any capital stock with rights senior to or equal to the Series E Convertible Preferred Stock or securities convertible or exchangeable into such capital stock;

•	amend or alter any outstanding options, rights or warrants in a manner that reduces or that has the effect of reducing the per share exercise price for any outstanding options, rights or warrants;

•	authorize or issue any debt securities of the Company or any of its subsidiaries, other than debt under the existing revolving lines of credit as of March 19, 2004 or the replacement thereof on substantially similar terms, except that we may issue additional debt up to $1,000,000 in the aggregate in the ordinary course of business and may incur trade payables in the ordinary course of business;

•	purchase, redeem, or otherwise acquire any of the Company’s capital stock, other than the redemption of the Series E Convertible Preferred Stock;

•	enter into an acquisition, sale, merger, joint venture, consolidation or reorganization involving the Company or any of its subsidiaries;

•	sell or lease assets of the Company or any of its subsidiaries, except in the ordinary course of business;

•	declare or pay any cash dividends or make any distributions on any of our capital stock, other than on the Series E Convertible Preferred Stock;

•	authorize the payment of, or pay to any individual employee of the Company, cash compensation in excess of $500,000 per annum; or

•	enter into any transaction (or series of transactions), including loans, with any employee, officer or director of the Company or to or with his, her or its affiliates or family members (other than with respect to payment of compensation to actual full-time employees in the ordinary course of business) involving $50,000 or more per year individually or $250,000 or more per year in the aggregate.

•	For so long as at least 130,000 shares of Series E Convertible Preferred Stock remain issued and outstanding we cannot, without the approval of the holders representing 66 2/3% of the shares of Series E Convertible Preferred Stock then outstanding:

•	terminate or newly appoint the chief executive officer or president of the Company;

•	approve any annual capital expense budget if such budget provides for annual capital expenditures by the Company and its subsidiaries in excess of $1,000,000 in the aggregate in any year; or

•	approve the incurrence of any single capital expenditure (or series of related capital expenditures) in excess of $500,000.

(22)	Effective March 1, 2004, Mr. Kushman took a new position at Cinergy and resigned from our Board of Directors. He was replaced by Ms. Felicia Ferguson.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16 of the Securities Exchange Act of 1934 requires our directors and officers (as defined in Section 16) and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. Directors, Officers and greater than 10% stockholders are required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) reports filed. Based solely on our review of the reports we have received and on written representations from our officers who are reporting persons, we believe that during 2003 all Section 16 filing requirements applicable to our directors, officers and 10% beneficial owners were complied with by these persons except as follows: Mr. Marino was late in reporting three transactions; Mr. Kiphart was late in reporting one transaction; Mr. Stelter was late in reporting six transactions.

Certain Relationships and Related Transactions

      Our wholly-owned subsidiary, Great Lakes Controlled Energy Corporation (“Great Lakes”), leases its office and warehouse facility in Elk Grove Village, Illinois from Eugene Borucki and Denis Enberg, the former owners of Great Lakes who are currently officers of our Company. We paid $120,000 and $70,000 during 2002 and 2001, respectively, in lease payments. The lease commenced with the purchase of Great Lakes in June 2001 and expires in June 2004.

      On June 3, 2003, the Company entered into an asset purchase agreement with Hoppensteadt Acquisition Corp., whereby Hoppensteadt acquired all of the assets, except for certain receivables and cash, and assumed all of the liabilities, except for bank debt, of the Company’ Power Management segment as of May 31, 2003, in exchange for $929,032 in cash. Hoppensteadt Acquisition Corp. is owned by a group of investors that includes Michael Stelter, one of our directors. Mr. Stelter holds a minority position in Hoppensteadt Acquisition Corp.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table summarizes the total compensation paid or awarded to each of our named executive officers whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2003 and for each of our fiscal years ended December 31, 2002 and 2001. No bonuses were earned during any of the fiscal years reported on the following table.

						Long Term
						Compensation
	Annual Compensation
						Securities
				Other Annual		Underlying	All Other
Name and Principal Position	Year Ended	Salary(2)	Bonus	Compensation		Options	Compensation(4)

John P. Mitola	12/31/03	$233,844	—	$6,600	(3)	750,000	$3,552
our chief executive officer	12/31/02	$337,821	—	$6,600	(3)	—	$8,079
	12/31/01	$350,000	—	$6,600	(3)	—	$7,770
Jeffrey R. Mistarz	12/31/03	$159,070	—	—		400,000	$8,312
our chief financial officer	12/31/02	$172,308	—	—		—	$7,945
and treasurer	12/31/01	$175,000	—	—		—	$7,657
William A. Karambelas(1)	12/31/03	$176,394	—	—		—	$1,616
our senior vice president	12/31/02	$202,789	—	—		—	$1,575
of sales	12/31/01	$167,197	—	—		150,000	$110
Denis Enberg(1)	12/31/03	$160,417	—	—		—	$759
our senior vice president	12/31/02	$175,000	—	—		—	$948
of engineering	12/31/01	$119,283	—	—		200,000	$79

(1)	Messrs. Karambelas and Enberg are not executive officers of the Company but are included for purposes of compensation disclosure. Mr. Karambelas’ position with the Company was eliminated as part of a restructuring April 1, 2004.

(2)	Certain employees of the Company, including Messrs. Mitola, Mistarz and Enberg voluntarily reduced their salaries for all of 2003.

(3)	This represents a monthly auto allowance of $550 for Mr. Mitola.

(4)	Amounts of All Other Compensation are the amounts paid for long-term disability insurance for the Named Officers and the cost of life insurance for Messrs. Mitola and Mistarz.

2003 Option Grants

      The following table sets forth information regarding stock option grants made to each of the above named executive and principal officers during the fiscal year ended December 31, 2003.

					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates
	Shares	Total Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise		for Option Term
	Options	Employees in	Price	Expiration
Name	Granted (#)	Period	($/Share)	Date	5%	10%

John P. Mitola	750,000	64.10%	$0.845	12/31/2012	$398,562	$1,010,034
Jeffrey R. Mistarz	400,000	34.20%	$1.000	12/31/2012	$251,558	$637,497
William A. Karambelas	0	—	—	—	—	—
Denis Enberg	0	—	—	—	—	—

Option Values

      The following table sets forth information regarding the number and value of unexercised options held by each of the above named executive and principal officers as of December 31, 2003. None of our named executive or principal officers hold any stock appreciation rights and none of them exercised any options during the fiscal year ended December 31, 2003.

	Number of Shares		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Options at December 31,		Options at December 31,
	2003 (#)		2003 ($)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

John P. Mitola	1,250,000	500,000	$378,750	$757,500
Jeffrey R. Mistarz	311,112	288,888	$181,334	$362,666
William A. Karambelas	75,000	75,000	$0	$0
Denis Enberg	66,668	133,332	$0	$0

Securities Under Equity Compensation Plans

      The following information reflects certain information about our equity compensation plans as of December 31, 2003:

Equity Compensation Plan Information

	(a)	(b)	(c)

Number of
Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights	and Rights	in Column (a))

Equity compensation plans approved by security holders(1)	1,150,000	$0.90	650,000
Equity compensation plans not approved by security holders (2)(3)	9,072,181	$3.77	—

Total	10,222,181	$3.45	650,000

(1)	The 2001 Employee Stock Incentive Plan (“Plan”) was approved by the Company’s stockholders at the 2001 Annual Meeting of Stockholders. The Plan called for 800,000 shares of the Company’s Common Stock be reserved for issuance upon approval of the Plan by the Company stockholders and additional reserves of 500,000 shares of the Company’s Common Stock on each January 1, beginning January 1, 2002.

(2)	Prior to the adoption of the 2001 Employee Stock Incentive Plan, the Company had granted to certain of its employees stock options on a discretionary basis. These grants were not made pursuant to any formal plan. Grants made to employees pursuant to this method were discontinued following adoption of the Plan.

(3)	The Company grants stock options to its non-employee directors pursuant to a Directors Stock Option Plan (See “Compensation of Directors”), which grants are included in this category.

Stock Options and Incentive Compensation

      During the Company’s annual meeting of stockholders held on August 30, 2001, our stockholders approved the adoption of the 2001 Stock Incentive Plan (the “Plan”), which provides that up to 800,000 shares of the Company’s Common Stock, par value $0.0001, may be issued under the Plan to certain employees of the Company or any of its subsidiaries and to consultants and directors who are not employees. In addition, the Plan provides for an additional number of shares of Common Stock to be reserved for issuance under the Plan on January 1 of each succeeding year, beginning January 1, 2002, in an amount equal to the lesser of (i) 5% of the number of outstanding shares of Common Stock, or (ii) 500,000 shares. The awards to be granted under the Plan may be incentive stock options eligible for favored treatment under Section 422 of the Internal Revenue code of 1986, as amended from time to time, or non-qualified options that are not eligible for such treatment or stock of the Company, which may be subject to contingencies or restrictions, as well as grants of stock appreciation rights or grants of shares of Common Stock. Approximately 27 employees and officers of the Company are currently eligible to participate in the Plan.

      As of December 31, 2003, there were 1,800,000 shares of Common Stock reserved under the Plan. The Company granted options to purchase 1,150,000 under the Plan during 2003, and options to purchase 1,150,000 shares were outstanding under the Plan as of December 31, 2003. Only the directors’ options described under “Compensation of Directors” were granted outside of the Plan during 2002 or 2003. No grants of shares or stock appreciation rights have been made under the Plan.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

John Mitola

      Effective January 1, 2003, we entered into a new employment agreement with John Mitola for a three-year period ending on December 31, 2005. This agreement, which is structured to place more emphasis on achieving important corporate milestones, reduced Mr. Mitola’s base salary to $250,000 per year, but provides for a discretionary bonus of up to one hundred percent of his annual salary payable if he meets or exceeds certain annual goals as established by the Board of Directors, and a guaranteed bonus of $250,000 upon the achievement of two consecutive calendar quarters of positive net income by the Company (such net income to be that as reflected in the Company’s quarterly reports filed with the Securities and Exchange Commission). The agreement also provides for a monthly automobile allowance of $550.00 and the reimbursement of Mr. Mitola’s business-related expenses.

      As part of the employment agreement, we granted to Mr. Mitola an option to purchase 750,000 shares of our Common Stock at a price per share of $0.845, which is equal to the average closing price of the Company’s Common Stock as measured over the thirty (30) trading day period prior to the effective date of the contract. The option granted vests in amounts of 250,000 shares on each December 31st of 2003, 2004 and 2005, except on a change of control in which case all the options will immediately vest.

      The employment agreement imposes on Mr. Mitola non-competition, non-solicitation and confidentiality obligations.

Jeffrey Mistarz

      Effective January 1, 2003, we entered into a new employment agreement with Mr. Mistarz for a three-year period ending on December 31, 2005. This agreement provides for an annual base salary of $175,000 through December 31, 2003, which increased to $210,000 effective January 1, 2004 through December 31,

2005. In addition, Mr. Mistarz is eligible to participate in an annual bonus plan with certain other management employees. The new agreement provides Mr. Mistarz with options to purchase 400,000 shares of our Common Stock at a price of $1.00 per share, which options vest 133,334 shares on December 31, 2003 and 133,333 shares each on December 31, 2004 and 2005, except on a change of control in which case all the options will immediately vest.

      The employment agreement imposes on Mr. Mistarz non-competition, non-solicitation and confidentiality obligations.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Company’s Board of Directors (the “Committee”) has the authority to set the compensation of the Company’s Chief Executive Officer and all executive officers and makes the following report for the year 2003. The Committee has the responsibility to review the design, administration and effectiveness of all programs and policies concerning executive compensation. The Committee administers the Company’s 2001 Stock Incentive Plan. In addition, the Committee has responsibility for the review and approval of the Management Incentive Program(s) to be in effect for the Chief Executive Officer, executive officers and key employees each fiscal year. The Committee is comprised of three independent, non-employee directors who had no interlocking relationships as defined by the Securities and Exchange Commission.

      General Compensation Philosophy. The Company operates in the competitive and rapidly changing power technology industry. The Committee strives to maintain compensation programs that allow the Company to respond to the competitive pressures within this industry. The Committee’s compensation philosophy is to offer compensation opportunities that are linked to the Company’s business objectives and performance, individual performance and contributions to the Company’s success, and enhancements to Stockholder value. These compensation opportunities are intended to be competitive within this industry and enable the Company to attract, retain and motivate the management talent necessary to achieve the Company’s overall business objectives and ensure the Company’s long-term growth.

      Compensation Components. It is the Committee’s objective to have a substantial portion of each executive officer’s compensation opportunity conditioned upon the Company’s performance (“at risk”), as well as his or her contribution to the Company meeting its objectives. The Committee has attempted to design a total compensation and incentive structure to motivate and reward success, balancing short and long-term goals. The Company’s executive compensation program consists of three major components: (i) base salary; (ii) an annual management incentive bonus; and (iii) long-term incentives. The second and third elements constitute the “at risk” portion of the Company’s overall compensation program.

      Base Salary. The Committee periodically reviews each executive officer’s base salary. In setting the base salaries of executive officers, the Committee takes into consideration many factors, including the officer’s individual performance, the Company’s performance in achieving it business goals, and the salary levels for individuals with comparable skills and experience for which the Company competes for management talent. The Committee exercises its judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered. The relative weight given to each factor varies with each individual in the sole discretion of the Committee.

      Annual Management Incentive Bonus. All executive officers are eligible to participate in the Company’s management incentive bonus program. At the beginning of each year, the Committee establishes objectives for the management incentive bonus program drawn from the fiscal year business plan approved by the Board of Directors. Additionally, at the beginning of each year, the Committee establishes bonus award targets for the executive officers. The bonus plan has a threshold level of performance that the Company must achieve before any bonuses will be awarded. The bonus amounts payable to each Executive Officer are then determined by considering the Company’s performance and individual’s performance. Due to the Board’s desire to preserve cash, this aspect of the overall executive compensation program has been de-emphasized in recent years in favor of a larger equity component.

      Long-Term Incentive Program. The Company’s Long-term incentive program consists of a stock option plan. The Committee views the granting of stock options as a significant method of aligning management’s long-term interests with those of the stockholders, which bring into balance short and long-term compensation with the Company’s goals, fostering the retention of key executive and management personnel, and stimulating the achievement of superior performance over time. Awards to executives are based upon criteria which include an individual’s current position with the Company, total compensation, unvested stock options, the executive’s performance in the recent period, expected contributions to the achievement of the Company’s long-term performance goals, and current competitive practice. The relative weight given to each of these factors will vary from executive to executive at the Committee’s discretion. After giving consideration to the criteria deemed relevant by the Committee, including prior option grants made to Company executives, a competitive analysis of the Company’s option program and overall compensation programs against the programs of companies of similar size and industry, and the recommendations of the Company’s management, the Committee approved the stock option grants to the executive officers listed in the Summary Compensation Table set forth in the 2003 Option Grants table. These stock options were granted at exercise prices equal to the fair market value of the stock at the effective date of the grant, become exercisable over three years and have a term of ten years.

      Chief Executive Officer Compensation. At the beginning of 2003, the Committee reviewed Mr. Mitola’s overall compensation package as part of the renegotiation of his employment agreement. Consistent with the compensation philosophy outlined above, the Committee decided to restructure Mr. Mitola’s compensation package to place more of it at risk and to better align it with stockholder objectives for the Company. As a result, his base salary was reduced from $350,000 per year to $250,000 per year, but he was awarded options to purchase 750,000 shares of Company stock at the then current 30-day average closing market price. These options vest equally over the three-year term of the employment contract. In addition, the Committee provided that Mr. Mitola would be eligible for a $250,000 cash bonus, payable in ten monthly installments, upon the Company reporting two consecutive calendar quarters of positive net income. Mr. Mitola is also eligible to participate in any annual management incentive programs established by the Committee.

MEMBERS OF THE COMPENSATION COMMITTEE

Robert D. Wagner, Jr., Chair
Robert J. Manning
Gerald A. Pientka

Compensation Committee Interlocks and Insider Participation

      Robert J. Manning, Gerald A. Pientka and Robert D. Wagner serve on the Compensation Committee. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries. During 2003, no executive officer of the Company served as a director or member of the Compensation Committee (or other committee performing similar functions) of any other entity that has an executive officer who serves on the Board of Directors or Compensation Committee of the Company.

COMMON STOCK PERFORMANCE GRAPH

      The following graph compares the performance of the Company’s Common Stock to that of the Dow Jones Electric Component & Equipment Index and the Russell 3000. The Company’s Common Stock began trading on the American Stock Exchange on December 12, 2000. Quotes for the Company’s Common Stock for year-ends prior to 2000 are not available.

CUMULATIVE TOTAL RETURN

Based on an Initial Investment of $100 on December 31, 2000
with Dividends Reinvested

	Cumulative Total Return(1)

	12/31/00	12/31/01	12/31/02	12/31/03

Electric City Corp.	$100.00	$41.67	$25.67	$78.67

Dow Jones Electric Components & Equipment Index	$100.00	$70.33	$41.69	$68.09

Russell 3000	$100.00	$87.38	$67.45	$86.82

(1)	Assumes an investment of $100 in the Company’s Common Stock and each index on December 31, 2000, with reinvestment of dividends.

INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of BDO Seidman, LLP (“BDO”) audited our financial statements for the fiscal year ended December 31, 2003, and the Board of Directors, at the recommendation of the Audit Committee, intends to continue the services of this firm for the fiscal year ending December 31, 2004. It is expected that representatives of BDO will be present at the meeting and will be available to respond to questions. Representatives of BDO will also be given an opportunity to make a statement if they desire to do so.

Principal Accountant Fees and Services

      The following table summarizes the total fees paid to our principal accounting firm, BDO for professional services provided during the twelve-month periods ended December 31, 2003 and December 31, 2002:

	2003	2002

Audit fees(1)	$80,638	$92,705
Audit-related fees(2)	$20,000	$12,560
Tax fees(3)	$5,800	$5,650
All other fees(4)	—	—

Total	$106,438	$110,915

(1)	Audit fees consist of fees for professional services rendered for the audit of our consolidated financial statements and review of financial statements included in our quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, but not included in item 1 above. These services included the review of various registration statements filed during 2003 and 2002 and filings related to the sale of our Power Management business.

(3)	Tax services fees consist of professional fees billed for products and services rendered by BDO for tax compliance, tax advice and tax planning.

(4)	All other fees consist of fees billed by BDO for services other than those listed in categories 1 thru 3 above.

      It is the policy of our Audit Committee to pre-approve all audit and non-audit services provided by BDO. Our Audit Committee considered whether the use of BDO’s services other than for the annual audit and quarterly reviews in any way impairs their independence and has concluded that it does not. No services were performed by BDO prior to receiving approval from the Audit Committee.

AUDIT COMMITTEE REPORT

      The Audit Committee operates under a written charter adopted by the Board of Directors, which is reassessed periodically for adequacy by the Audit Committee. The directors who serve on the Audit Committee have no financial or personal ties to the Company (other than director compensation and equity ownership as described in this proxy statement) and are all “independent” for purposes of the Securities and Exchange Commission’s regulations and the American Stock Exchange listing standards. The Board of Directors has determined that none of the Audit Committee members has a relationship with the Company that may interfere with the director’s independence from the Company and its management. Copies of the Audit Committee’s charter are appended to this proxy statement and can also be viewed on the Company’s website at www.elccorp.com.

      The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and their reporting process, including the systems of internal controls. In fulfilling their oversight responsibilities, the Committee has reviewed and discussed with the independent auditors matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of the Company’s financial reporting, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

      Management is responsible for the Company’s internal controls and the financial reporting process. BDO, the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee’s responsibility is to monitor and oversee these processes.

      The Audit Committee received from BDO the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with BDO the issue of its independence from the Company.

      Based on the Audit Committee’s review of the audited financial statements and its discussions with management and BDO noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003. The Committee recommended to the Board of Directors the selection of BDO as the Company’s independent auditor.

MEMBERS OF THE AUDIT COMMITTEE

Robert D. Wagner, Jr., Chair
John C. Bukovski
Gerald A. Pientka

MISCELLANEOUS AND OTHER MATTERS

Stockholder List

      For at least ten days prior to the meeting, a list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at Electric City’s principal executive offices by contacting the Corporate Secretary. The list will also be available for examination at the meeting.

Other Business

      The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this proxy statement and our enclosed Notice of Annual Meeting of Stockholders. If, however, any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment.

Incorporation by Reference

      The Report of the Audit Committee, the Report of the Compensation Committee, and the Performance Graph do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

Financial Statements

      We have enclosed a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2003, which includes our Annual Report on Form 10-KSB for such period that we filed with the SEC. Upon the written request of any person who is a stockholder as of the record date, we will provide copies of the exhibits to the Form 10-KSB upon payment of a reasonable fee which shall not exceed our reasonable expenses in providing the exhibits. You should direct requests for these materials to Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007, Attention: Chief Financial Officer.

BY ORDER OF THE BOARD OF DIRECTORS,
Robert J. Manning
Chairman of the Board of Directors

Elk Grove Village, Illinois

April 30, 2004

YOU ARE REQUESTED TO COMPLETE,

DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

APPENDIX A

ELECTRIC CITY CORP.

AUDIT COMMITTEE CHARTER

Organization

      The Audit Committee shall be composed of board members of the Corporation, all of whom are independent. The composition and independence of the Audit Committee shall be defined by Section 121B of the Listing Standards, Policies and Requirements of The American Stock Exchange, (as such section may be amended from time to time) or the policies of the national exchange of which the Corporation’s Common Stock is listed at that time. Such members of the Audit Committee shall be able to read and understand fundamental financial statements upon their appointment to the Audit Committee. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certificate in accounting or any other comparable experience or background results in such individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, but, at a minimum, meet such standards as set forth in Section 121B(b) of the Listing Standards, Policies and Requirements of The American Stock Exchange, (as such section may be amended from time to time) or the policies of the national exchange of which the Corporation’s Common Stock is listed at that time. The committee may be modified from time to time by a simple majority vote of the Board of Directors. The chair of the committee shall be appointed by the committee and will report to the board at each formal meeting of the directors on the committee’s activities and recommendations.

Statement of Policy

      Senior operating management of the Corporation, as overseen by the Board of Directors, is responsible for the Corporation’s internal controls. The Audit Committee shall assist the Corporation’s board members in fulfilling their responsibility to the stockholders, potential stockholders and investment community relating to the reliability of financial reporting, the effectiveness and efficiency of operations and compliance with applicable laws and regulations. In addition, the Audit Committee shall review transactions involving the Corporation and its officers, directors, affiliates and significant stockholders. In so doing, the Audit Committee shall be responsible for maintaining open communication among board members, the independent auditors and the management of the Corporation.

Responsibilities

      In carrying out its responsibilities, the Audit Committee will:

•	Confirm and assure the independence of the independent auditors.

•	In conjunction with such independent auditors, determine any services to be provided by the independent auditors and the related fees prior to such services being rendered.

•	Recommend to the Board of Directors the appointment, retention or dismissal of the independent auditors to audit the financial statements of the Company and, with the Board of Directors, recommend to the Corporation’s stockholders the ratification of such actions.

•	Meet with the independent auditors and management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be performed and provide oversight of independent auditors during the course of the audit.

•	Meet with the independent auditors and management of the Company at the conclusion of the audit to review the results of the audit, including any comments or recommendations of the independent auditors, especially the contents of any auditors’ letter to management.

A-1

•	Review with the independent auditors and with the financial and accounting personnel the adequacy and effectiveness of the Company’s internal controls and elicit any recommendations for improving the internal controls or particular areas where new or more detailed controls or procedures are desirable.

•	Review legal and regulatory matters that may have a material effect on the financial statements.

•	Inquire of management and the independent auditors regarding significant risks or exposures and assess the steps management has taken to minimize such risks and exposures to the Company.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors and, if appropriate, recommend to the board that such financial statements be adopted for inclusion in the Corporation’s annual report to stockholders.

•	Inquire of the independent auditors regarding their qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosures. Also inquire of the auditors regarding their reasoning in accepting or questioning management’s significant estimates, changes or proposed changes in accounting principles and disclosure practices management employs for new transactions or events. Resolve disagreements between management and the independent auditors regarding financial statement disclosure.

•	Provide sufficient opportunity at all meetings of the Audit Committee for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial personnel and the cooperation received by the independent auditors during the course of the audit.

•	Consider whether Audit Committee members are provided with appropriate background information and training and, when necessary, seek such information and training from management or the independent auditors.

•	Submit the minutes of all meetings of the Audit Committee to the board.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. The costs of such counsel will be paid by the Corporation.

•	Review the Company’s proxy statement disclosure concerning the report of the Audit Committee and the independence of the members of the Audit Committee, include the Audit Committee charter as an exhibit to the Company’s proxy statement at least once every three years (but not less than provided by Rule 101(a) of the Securities Exchange Act of 1934, as amended), review and reassess the adequacy of the Audit Committee charter on an annual basis and recommend any changes to the Audit Committee charter to the board.

•	Verify that the Company’s auditors have reviewed the Company’s financial information prior to filing the Company’s Form 10-Q Reports.

•	Review and approve all related party transactions involving the Corporation and its officers, directors, affiliates and significant shareholders.

A-2

APPENDIX B

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

BYLAWS ARTICLE III, SECTION 13

GOVERNANCE AND NOMINATING COMMITTEE
(Adopted by the Board of Directors as of April 7, 2004)

      SECTION 13.     Governance and Nominating Committee.

Organization

      The Governance and Nominating Committee shall be composed of three (3) or more board members, as determined by the Board of Directors from time to time, all of who shall be independent of the management of Electric City Corp. (the “Company”) and are free of any relationship that would interfere with their exercise of independent judgment as a committee member. All members of the Committee shall also be independent directors to the extent required by the rules of the American Stock Exchange or any other exchange or market upon which the Company’s shares are listed or quoted, and by any applicable law. The members of the Committee will be appointed by and serve at the discretion of the Board of Directors.

Statement of Policy

      The Governance and Nominating Committee shall (a) develop and monitor corporate governance best practices for the Board of Directors; (b) assist the Board of Directors in identifying individuals qualified to become members of the Board of Directors; (c) select the director nominees for each annual meeting of stockholders; and (d) take such other actions as within the scope of this Article III, Section 13, as the Governance and Nominating Committee deems necessary or appropriate to carry out the foregoing responsibilities.

Responsibilities

      In carrying out its responsibilities, the Governance and Nominating Committee will:

•	Board Policies and Processes. Develop and recommend to the Board of Directors, policies and processes designed to provide for effective and efficient governance, including but not limited to: policies for evaluation of the Board of Directors and the chairperson; election and reelection of Board members; Board orientation and education; and succession planning for the Board chairperson and other Board members.

•	Board Education. Plan Board education activities, including new member orientation.

•	Composition of the Board of Directors. Evaluate the size and composition of the Board of Directors, develop criteria for membership on the Board of Directors, and evaluate the independence of existing and prospective directors, and make recommendations to the Board concerning such matters.

•	Candidates. Seek and evaluate qualified individuals to become directors.

•	Committees. Evaluate the nature, structure and composition of other committees of the Board of Directors and make recommendations to the Board concerning such matters.

•	Annual Review. Take such steps as the Committee deems necessary or appropriate with respect to assessments of the performance of the Board of Directors, each other committee of the Board of Directors, and itself.

•	Review Charter. Review and reassess the adequacy of this Article III, Section 13 and make recommendations to the board for any modifications hereto which the Committee deems desirable.

•	Other Actions. Take such other actions as may be requested or required by the Board of Directors from time to time.

B-1

•	Recommendations. Make any additional recommendations to the Board and to other committees of the Board of Directors which the Governance and Nominating Committee deems desirable with respect to any of the foregoing matters.

•	Reports. Report to the Board of Directors regularly or whenever requested to do so by the Board of Directors.

Search Firm

      The Governance and Nominating Committee shall have authority to retain search firm to assist the Committee in identifying, screening and attracting director candidates. If the Committee decides in its discretion to retain such a firm, the Committee shall have sole authority to retain and terminate any such firm and to approve the search firm’s fees and other retention terms.

Meetings

      The Governance and Nominating Committee will meet with such frequency, and at such times, as its chairperson, or a majority of its members, determines. A special meeting of the Governance and Nominating Committee may be called by the chairperson and will be called promptly upon the request of a majority of the members of the Committee. Unless the Committee or the Board of Directors adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of the Board of Directors will govern meetings of the Committee.

Minutes

      Minutes of each meeting will be taken and kept in the Company’s minute book.

Reliance; Experts; Cooperation

      The Governance and Nominating Committee shall have the authority, in its discretion, to retain at the Company’s expense such counsel, advisors and experts, and to conduct any investigations, which it deems necessary or appropriate to enable it to carry out its responsibilities. The Committee may act in reliance on Company management, the Company’s independent public accountants, the Company’s internal auditors, and on advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

      The Committee shall have unrestricted access to the Company’s employees, independent public accountants, internal auditors, and internal and outside counsel, and may require any employee of the Company or representative of the Company’s outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors or experts.

B-2

ELECTRIC CITY CORP.
1280 Landmeier Road
Elk Grove Village, Illinois 60007-2410

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder(s) hereby revokes all prior proxies and appoints Jeffrey R. Mistarz and Denis Enberg and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Electric City Corp. to be held at the Best Western Inn, 1600 Oakton Street, Elk Grove Village, Illinois 60007 on Wednesday, May 26, 2004 at 10:00 a.m., local time, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

        THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)

SEE REVERSE SIDE

▲FOLD AND DETACH HERE ▲

ELECTRIC CITY CORP.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.        ☒

[	]

The Board of Directors unanimously recommends that you vote FOR all nominees listed in Proposal 1 and FOR Proposal 2.

			For All	Withhold All
1.	Election of Directors:		☐	☐
(Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, strike a line through the nominee's name below)
	David R. Asplund John C. Bukovski Robert J. Manning	John P. Mitola Gerald A. Pientka Michael S. Stelter

		For	Against	Abstain
2.	Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.	☐	☐	☐

Date:	May	, 2004
Signature			Signature (if held jointly)

Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

▲FOLD AND DETACH HERE ▲

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN
THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.